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                                                                     Exhibit 1.1


                                   $24,000,000

                             CHANDLER (U.S.A.), INC.

                  _______% SENIOR DEBENTURES DUE APRIL __, 2014

                          FORM OF UNDERWRITING AGREEMENT
                          ------------------------------

                                                                  April __, 1999



SOUTHWEST SECURITIES, INC.
1201 ELM STREET, SUITE 3500
Dallas, Texas 75270

Ladies and Gentlemen:

          CHANDLER (U.S.A.), INC., an Oklahoma corporation (the "COMPANY"), proposes to sell $24,000,000 of the Company's _____% Senior Debentures due 2014 (the "SECURITIES"). The Securities are to be issued pursuant to an indenture to be dated as of the Effective Date (as defined below) (the "INDENTURE"), between the Company and U.S. Trust Company of Texas, N.A., as trustee (the "TRUSTEE"). This Underwriting Agreement (the "AGREEMENT") sets forth the terms pursuant to which the Company will issue and sell the Securities to Southwest Securities, Inc. (the "UNDERWRITER").

          1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents, warrants and agrees that:

               (a)  A registration statement on Form S-1 (Registration
          No. 333-___) and one or more amendments thereto with respect to the Securities have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and any amendments thereto have been delivered by the Company to you as the Underwriter. As used in this Agreement, "EFFECTIVE Time" means, with respect to the Registration Statement, the date and the time as of which such registration statement was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time of such registration statement;

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          "PRELIMINARY PROSPECTUS" means each prospectus included in the
          Registration Statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriter pursuant to Rule 424(a) of the Rules and Regulations; "REGISTRATION STATEMENT" means the Form S-1 registration statement (Registration No. 333-_____), as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of such registration statements as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "PROSPECTUS" means such final prospectus, as first filed with the Commission pursuant to paragraph (1 ) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

               (b) The Registration Statement conforms, in all material respects, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation or warranty is made as to (i) the Trustee's Statement of Eligibility and Qualification (Form T-l) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and (ii) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein (the "UNDERWRITER INFORMATION"). The Indenture conforms in all respects to the requirements of the Trust Indenture Act of 1939 and the rules and regulations of the Commission thereunder.

               (c) The authorized capital stock of National American Insurance Company, a Nebraska corporation ("NAICO"), consists solely of 30,000 shares of common stock, par value $250 per share, 20,000 of which have been duly and validly authorized and issued and are outstanding and held of record and beneficially by the Company free and clear of any and all liens, claims or other encumbrances; the authorized capital stock of LaGere & Walkingstick Insurance Agency, Inc., an Oklahoma corporation ("L&W" and, together with NAICO, the "Subsidiaries"), consists solely of 50,000 shares of common stock, par value $1.00 per share, ______ of which have been duly and validly authorized and issued and are outstanding and held of record and beneficially by the Company free and clear of any and all liens, claims or other encumbrances; the authorized capital stock of the

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          Company consists solely of 50,000 shares of common stock, par value
          $1.00 per share, ______ of which have been duly and validly authorized and issued and are outstanding and held of record and beneficially by Chandler Insurance (Barbados), Ltd., a Barbados company ("CIB"); and the authorized capital stock of CIB consists solely of __________, __________ of which are issued and outstanding and held of record and beneficially by Chandler Insurance Company, Ltd., a Cayman Islands company ("CIC"). Except as described in the foregoing sentence, there are no outstanding shares or shares of capital stock of NAICO, L&W, the Company, or CIB or any other securities, rights (preemptive or other), subscriptions, calls, warrants, options or other agreements that give any person or entity the right to (i) purchase or otherwise receive or be issued any shares or shares of capital stock or other securities of NAICO, L&W, the Company, or CIB (or any interest therein) or any security convertible into or exchangeable for any shares or shares of capital stock or other securities of NAICO, L&W, the Company, or CIB (or any interest therein), (ii) receive any dividend, voting or ownership rights similar to those accruing to a holder of such shares or shares of capital stock or other securities as described in the foregoing sentence or (iii) participate in the equity, income or election of directors or officers of NAICO, L&W, the Company, or CIB.

               (d) Except for the outstanding common stock of NAICO and L&W, all of which is owned of record and beneficially by the Company, neither the Company nor any Subsidiary owns or holds, directly or indirectly, any capital stock or other equity interest in any company, corporation, partnership, limited liability company, joint venture or other entity other than equity securities held in the ordinary course of investment activities which do not constitute 5% or more of the outstanding capital stock or equity interest in any such company, corporation, partnership, limited liability company, joint venture or other entity.

               (e) The Company and each of the Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

               (f) CIC is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

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               (g)  The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities (collectively, the "TRANSACTION DOCUMENTS") and to perform its obligations hereunder and thereunder; and all corporate authorization required for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly given.

               (h) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company.

               (i) The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. On the Effective Date, the Indenture will conform to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

               (j) The Securities have been duly authorized for issuance and sale by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               (k) The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which CIC or any of its subsidiaries (which include the Company and the Subsidiaries) is a party or by which CIC or any of its subsidiaries is bound or to which any of the property or assets of CIC or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of CIC or any of its subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over CIC or any of its subsidiaries or any of their properties or assets or (iii) require any consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation, except, in the case of this clause (iii), for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, filings, registrations or qualifications as may be required to be obtained or made under the Trust Indenture Act (which shall have been obtained or made prior to the Effective Date) and applicable state Blue Sky or securities laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Securities by the Underwriter hereunder and certain of their transferees or as described in the Prospectus.

               (l) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

               (m) Neither the Company nor any of the Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development which would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

               (n) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

               (o) The Company has previously delivered to the Underwriter true and complete copies of the following (i) the Annual Statements of NAICO for each of the years ended December 31, 1996, 1997 and 1998, filed with the Nebraska Insurance Department (including the supporting memorandum to the actuarial opinions given in connection with such Annual Statements); and (ii) any annual statutory statements of

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          NAICO that were filed for the year ended December 31, 1998, in any jurisdiction (other than Nebraska) and which differ from the Annual Statement for the year ended December 31, 1998. Each such statement referred to in clauses (i) and (ii) above (A) complied in all material respects with all applicable laws when so filed, (B) was prepared in accordance with accounting practices required or permitted by the insurance regulatory authority in the applicable state in which filed, consistently applied throughout the specified period and in the comparable period in the immediately preceding year ("SAP"), (C) is true and complete in all material respects and (D) presents fairly the financial position of NAICO as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of NAICO for and during the respective periods covered thereby. No material deficiency has been asserted by any insurance regulatory authority with respect to any such statement.

               (p) Deloitte & Touche LLP are independent certified public accountants with respect to the Company and the Subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements and financial statement schedules (including the related notes) contained in the Prospectus and the Registration Statement comply with the applicable requirements under the Securities Act and the Securities Exchange Act of 1934 (the "EXCHANGE ACT") (including the requirements of Regulation S-K and Regulation S-X promulgated thereunder); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Prospectus under the headings "Summary Financial Data," "Selected Consolidated Financial Data," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" are derived from the accounting records of the Company and the Subsidiaries and fairly present the information purported to be shown thereby. The other historical financial and statistical information and data included in the Registration Statement are fairly presented.

               (q) The statutory reserves and other similar amounts with respect to losses, benefits, claims, and expenses in respect of NAICO's insurance business as established or reflected in the December 31, 1998, Annual Statement (i) were determined in accordance with SAP and generally accepted actuarial assumptions, (ii) were in accordance with the benefits and risks specified in the related insurance or reinsurance contracts, and (iii) meet the requirements of the insurance laws of each applicable jurisdiction. NAICO owns assets that qualify as legal reserve assets under applicable insurance laws in an amount at least equal to all such statutory reserves and other similar amounts of NAICO.

               (r) Except as described in the Prospectus, (i) there are no legal or

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          governmental proceedings pending to which CIC or any of its subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject which, (A) singularly or in the aggregate, if determined adversely to CIC or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or (B) question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto, (ii) to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others and (iii) there are no writs, judgments, decrees, injunctions, or similar orders of any person or entity outstanding against CIC or any of its subsidiaries.

               (s) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to CIC or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Prospectus or the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Company, threatened against or affecting CIC or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and, to the knowledge of the Company, the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Prospectus and the Prospectus.

               (t) Neither the Company nor either Subsidiary is (i) in violation of its charter or by-laws, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of clause (ii) or (iii), such occurrences which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

               (u) The Company and each of the Subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are required or necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

               (v) SCHEDULE II attached hereto contains a true and complete list of all jurisdictions in which NAICO is licensed to transact insurance business and the lines of business for which NAICO is licensed in each jurisdiction. NAICO owns or validly holds such insurance licenses, which are valid and in full force and effect. No such license to transact insurance business is the subject of a proceeding for suspension or revocation or any similar proceeding and, to the knowledge of the Company, there is no pending threat of such suspension or revocation by any such licensing authority.

               (w) All outstanding insurance policies, surety and fidelity bonds and annuity contracts (collectively, "Insurance Contracts") issued, reinsured or underwritten by NAICO are, to the extent required under applicable laws, on forms and at rates approved by the insurance regulatory authority of the jurisdiction where such insurance contracts were issued or delivered or have been filed with and not objected to by such authority within the period provided for objection. All Insurance Contract benefits payable by NAICO or (to the knowledge of the Company) by any other person or entity that is a party to or bound by any reinsurance, coinsurance, or other similar contract with NAICO have been paid in accordance with the terms of the Insurance Contracts under which they arose, except for such benefits for which the Company believes there is a reasonable basis to contest payment. No outstanding Insurance Contract issued, reinsured or underwritten by NAICO entitles the holder thereof or any other person or entity to receive dividends, distributions, or other benefits based on the revenues or earnings of NAICO or any other person or entity. To the knowledge of the Company, all amounts to which NAICO is entitled under reinsurance, coinsurance or other similar contracts (including without limitation amounts based on paid and unpaid losses) are collectible in the ordinary course of business. To the knowledge of the Company, each insurance agent, at the time such agent wrote, sold, or produced business for NAICO, was duly licensed as an insurance agent (for the type of business written, sold, or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold, or produced such business. To the knowledge of the Company, each insurance agent, at the time such agent wrote, sold, or produced business for L&W, was duly licensed as an insurance agent (for the type of business written, sold, or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold, or produced such business.

               (x) Neither the Company nor any of the Subsidiaries is an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940 (the "Investment Company Act") and the rules and regulations of the Commission thereunder.

               (y) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (z) The Company and each of the Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, "IP RIGHTS") used in the conduct of their respective businesses, except where the failure to own or possess such IP Rights individually, or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect; the conduct of their respective businesses has not and does not conflict with any such rights of others, except for such conflicts about which neither the Company nor any Subsidiary is aware and which conflicts, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor the Subsidiaries has received any notice of any claim of conflict with any such rights of others.

               (aa) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

               (bb) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

               (cc) CIC and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any

          "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company's knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

               (dd) CIC and each of its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid, or made adequate reserve or provision for the payment of, all taxes due thereon and no tax deficiency has been determined adversely to CIC or any of its subsidiaries which was not paid or satisfied in full prior to December 31, 1998.

               (ee) Neither the Company nor any of its subsidiaries, nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

               (ff) None of CIC or any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

               (gg) Since December 31, 1998, except as otherwise stated in the Prospectus, (i) there has been no change or development which, individually or in the aggregate with other changes or developments, has had or reasonably could be expected to result in a Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) none of the Company or any Subsidiary has incurred any liability or obligation, direct or contingent, other than in the ordinary course of business which is material to the Company and the Subsidiaries taken as a whole, (iii) none of the Company or any Subsidiary has entered into any transaction other than in the ordinary course of business which is material to the Company and the Subsidiaries taken as a whole, (iv) there has not been any change in the capital stock or , except for changes that are not material to the Company and the Subsidiaries taken as a whole, long-term debt of the Company or any Subsidiary, and (v) there has not been any dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its capital stock.

               (hh) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been made other than in good faith.

          2. PURCHASE AND OFFERING OF THE SECURITIES BY THE UNDERWRITER. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, $24,000,000 principal amount of Securities at a purchase price equal to ____% of the principal amount thereof. The Company shall not be obligated to deliver any of the Securities to be delivered except upon payment for all the Securities to be purchased as provided herein.

          The Underwriter proposes to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

          3. DELIVERY OF AND PAYMENT FOR THE SECURITIES. Delivery of and payment for the Securities shall be made at the offices of Vinson & Elkins L.L.P., Dallas, Texas, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 a.m., Dallas time, on __________, 1999, or at such other time or date, not later than three full business days after the date of this Agreement, as shall be agreed upon by the Underwriter and the Company. This date and time are sometimes referred to as the "DELIVERY DATE." On the Delivery Date, the Company shall deliver or cause to be delivered the Securities to the Underwriter for the account of the Underwriter against payment to or upon the order of the Company of the purchase price. On the Delivery Date, the Underwriter shall deliver the purchase price to the Company by wire or book-entry transfer of immediately available funds to such account as the Company shall specify prior to the Delivery Date or by such other means as the parties hereto shall agree prior to the Delivery Date. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Securities shall be in definitive fully registered form and registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the Securities, the Company shall make the Securities available for inspection by the Underwriter in [NEW YORK, NEW YORK], not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

          4.   FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees:

               (a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

               (b) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

               (c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon request of the Underwriter, to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

               (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

               (e) Prior to filing with the Commission any (i) Preliminary Prospectus, (ii) amendment to the Registration Statement or supplement to the Prospectus or (iii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing (which shall not be unreasonably denied);

               (f) As soon as practicable after the Effective Date to make generally available to the Company's security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;

               (g) For a period of five years following the Effective Date, to furnish to the Underwriter copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Securities may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

               (h) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably request and to comply in all material respects with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Securities, PROVIDED that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction where it is not now so qualified or (ii) to file a general consent to service of process or take any action which would subject the Company to (A) service of process in suits or other judicial proceedings, other than those arising out of the offering or sale of the Securities, and (B) taxation in any jurisdiction where it is not now so subject.

               (i) To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in the Prospectus.

          5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

               (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

               (b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Vinson & Elkins L.L.P., counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

               (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Securities, the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

               (d) Gardere & Wynne, L.L.P. shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially to the effect set forth in ANNEX A hereto.

               (e) The Underwriter shall have received from Vinson & Elkins L.L.P., counsel for the Underwriter, such opinion or opinions, dated the Effective Date, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents and information as it requests for the purpose of enabling it to pass upon such matters.

               (f) The Company shall have furnished to the Underwriter a letter (the "INITIAL LETTER") of Deloitte & Touche LLP addressed to the Underwriter and dated the date hereof, in form and substance satisfactory to the Underwriter, substantially to the effect set forth in ANNEX B hereto.

               (g) The Company shall have furnished to the Underwriter a letter (the "BRING-DOWN LETTER") of Deloitte & Touche LLP, addressed to the Underwriter and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

               (h) The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:

                    (i)    The representations and warranties of the Company in
               Section 1 are true and correct in all material respects as of such Delivery Date; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in Sections 5(a) and 5(i) have been fulfilled in all material respects;

                    (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus and was not so set forth; and

                    (iii) Subsequent to the date of the most recent financial statements contained in the Prospectus there has been no material adverse change in the financial position or results of operation of the Company or any of the Subsidiaries or any change, or any development which has had or reasonably could be expected to have a Material Adverse Effect, except as set forth in the Prospectus.

               (i) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

               (j) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement or in the Prospectus (exclusive of any amendment or supplement thereto).

               (k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Delivery Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Delivery Date which would prevent the issuance or sale of the Securities.

               (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any such exchange or in the over-the-counter market shall have been suspended,
          (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of clauses (iii) or
          (iv), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Prospectus.

               (m)  Subsequent to the execution and delivery of this Agreement
          (i) no downgrading shall have occurred in the rating accorded the Securities or NAICO by Standard & Poor's or A.M. Best Company, as applicable, and (ii) no such organization or any other "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or NAICO.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

          6.   INDEMNIFICATION.

               (a) The Company shall indemnify and hold harmless the Underwriter, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6(a) and Section 7 as the Underwriter), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which the Underwriter may become subject, whether commenced or threatened, under the Securities Act or any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the Underwriter promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable and shall not be required to indemnify the Underwriter in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Underwriter Information; and PROVIDED, FURTHER, that with respect to any such untrue statement in or omission from the Preliminary Prospectus, the indemnity agreement contained in this
Section 6(a) shall not inure to the benefit of the Underwriter on account of any such loss, claim, damage, liability or action arising from the sale of Securities to any person by the Underwriter if the Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to the person within the time required by the Securities Act and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from the non-compliance by the Company with Section 4(c). For the purpose of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents, if any, incorporated therein by reference, and the Underwriter shall not be obligated to send or give any supplement or amendment to any document, if any, incorporated by reference in any Preliminary Prospectus or the Prospectus to any person other than a person to whom the Underwriter had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any officer, employee or to any controlling person of the Underwriter.

               (b) The Underwriter shall indemnify and hold harmless the Company, its officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6(b) and Section 7 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act or any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus, in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

               (c)  Promptly after receipt by an indemnified party under this
Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 6(a) or 6(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel to assert such defenses on its behalf, (iii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final, nonappealable judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          The obligations of the Company and the Underwriter in this Section 6 and in Section 7 are in addition to any other liability that the Company or the Underwriter, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

          7. CONTRIBUTION. If the indemnification provided for in Section 6 is unavailable (other than in accordance with the express terms thereof) or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
(a) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering, of the Securities purchased under this Agreement (after deducting discounts and commissions but before deducting expenses) received by or on behalf of the Company, on the one hand, and the total discounts and commissions received by the Underwriter with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to the Underwriter's Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          8. TERMINATION. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections [5(K) OR 5(1)] shall have occurred or if the Underwriter shall decline to purchase the Securities for any reason permitted under this Agreement.

         9. EXPENSES. The Company shall pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Prospectus, the Registration Statement and any amendments or supplements thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing each of the Transaction Documents; (e) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (f) the fees and expenses of the Company's counsel and independent accountants; (g) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing Blue Sky Memoranda (including related reasonable fees and expenses of counsel for the Underwriter); (h) any fees charged by rating agencies for rating the Securities; (i) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (j) all expenses and application fees incurred in connection with the application for the approval of the Securities for book-entry transfer by DTC; (k) the Underwriter's out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Securities as contemplated by that certain letter agreement by and between the Company and the Underwriter dated January 18, 1999;
(l) fees and expenses of the Company and the Underwriter (including without limitation airfare, hotel and other travel expenses) incurred in connection with the road show; and (m) all other reasonable costs and expenses incident to the performance of the obligations of the Company under this Agreement which are not otherwise specifically provided for in this Section 9; provided, however, that except as provided in this Section 9, the Underwriter shall pay its own costs and expenses.

          10. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

               (a) if to the Underwriter, shall be delivered or sent by mail or telecopy transmission to Southwest Securities, 1201 Elm Street, Suite 3500, Dallas, Texas 75270, Attention: Jack Greenman (telecopier no.:
          (214) 859-9441), with a copy to Vinson & Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201 Attention:
          Rodney L. Moore (telecopier no.: (214) 220-7781); or

               (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Registration Statement, Attention: Brent LaGere (telecopier no.: (405) 258-3140), with a copy to Gardere & Wynne, L.L.P., 1601 Elm Street, Suite 3000, Dallas, Texas 75201, Attention: David McLane (telecopier no.: (214) 979-4667).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given by the Underwriter.

          11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who are collectively referred to as the Underwriter as indicated therein and (b) the indemnity agreement of the Underwriter contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of the person or persons, if any, who are collectively referred to as the Company as indicated therein. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          12. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of the Company or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

          13. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY." For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

          14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

          15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          16. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

                                             Very truly yours,

                                             CHANDLER (U.S.A.), INC.

ACCEPTED:

SOUTHWEST SECURITIES, INC.


By
  ---------------------------
  Name:
  Title:

                                                                      SCHEDULE I

                                                                     SCHEDULE II


                           [STATES/LINES OF INSURANCE]

                                                                         ANNEX A

                  [Form of Opinion of Counsel for the Company]


          Gardere & Wynne, L.L.P. (or, in the case of certain opinions related to matters of Oklahoma or Nebraska law, such local counsel as reasonably acceptable to Underwriter) shall have furnished to the Underwriter their written opinion, as counsel to the Company, addressed to the Underwriter and dated the Effective Date, in form and substance reasonably satisfactory to the Underwriter, substantially to the effect set forth below (and with such qualifications as may be appropriate and reasonably approved by the Underwriter):

               (i) the Company and each of its Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as a foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT");

               (ii) each of NAICO and L&W is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

               (iii) The authorized capital stock of NAICO consists solely of 30,000 shares of common stock, par value $250 per share, 20,000 of which have been duly and validly authorized and issued and are outstanding and held of record and beneficially by the Company free and clear of any and all liens, claims or other encumbrances; the authorized capital stock of L&W consists solely of 50,000 shares of common stock, par value $1.00 per share, ______ of which have been duly and validly authorized and issued and are outstanding and held of record and beneficially by the Company free and clear of any and all liens, claims or other encumbrances; the authorized capital stock of the Company consists solely of 50,000 shares of common stock, par value $1.00 per share, ______ of which have been duly and validly authorized and issued and are outstanding and held of record and beneficially by Chandler Insurance (Barbados), Ltd., a Barbados company ("CIB") free and clear of any and all liens, claims or other encumbrances; and the authorized capital stock of CIB consists solely of __________, __________ of which are issued and outstanding and held of record and beneficially by Chandler Insurance Company, Ltd., a Cayman Islands company ("CIC"). Except as described in the foregoing sentence, there are no outstanding shares or shares of capital stock of NAICO, L&W, the Company, or CIB or any other securities, rights (preemptive or other), subscriptions, calls, warrants, options or other agreements that give any person or entity the right to (i) purchase or otherwise receive or be issued any shares or shares of capital stock or other securities of NAICO, L&W, the Company, or CIB (or any interest therein) or any security convertible into or exchangeable for any shares or shares of capital stock or other securities of NAICO, L&W, the Company, or CIB (or any interest therein), (ii) receive any dividend, voting or ownership rights similar to those accruing to a holder of such shares or shares of capital stock or other securities as described in the foregoing sentence or (iii) participate in the equity, income or election of directors or officers of NAICO, L&W, the Company, or CIB;

               (iv) the statements in the Prospectus under the caption "Description of the Debentures," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects;

               (v) the statements in the Prospectus under the heading "Certain United States Federal Income Tax Considerations," to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters purported to be described therein in all material respects; and, to such counsel's knowledge, (a) there are no current or pending legal or governmental actions, suits or proceedings required to be described in the Prospectus that are not described therein as required under the Securities Act and the Rules and Regulations and (b) there is no contract, indenture, mortgage, loan agreement, note, lease or other document that are required to be described in the Prospectus S-1 that are not described as so required under the Securities Act and Rules and Regulations;

               (vi) the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

               (vii) the Company has full corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all corporate action required to be taken by the Company for the due authorization, execution and delivery of each of the Transaction Documents and the Company's consummation of the transactions described therein have been duly and validly taken by or on behalf of the Company;

               (viii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms;

               (ix) the Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms;

               (x) the Securities have been duly authorized, executed, issued and delivered by the Company and, assuming due authentication thereof by the Trustee in accordance with the terms of the Indenture and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company that are entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms;

               (xi) each Transaction Document conforms in all material respects to the description thereof contained in the Prospectus;

               (xii) the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance, sale and delivery of the Securities by the Company thereunder, the compliance by the Company with the terms thereof and the consummation of the transactions described in the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which CIC or any of its subsidiaries (which include the Company and the Subsidiaries) is a party or by which CIC or any of its subsidiaries is bound or to which any of the property or assets of CIC or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of CIC or any of its subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over CIC or any of its subsidiaries or any of their properties or assets; or (iii) require any consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation, except, in the case of this clause (iii), for such consents, approvals, authorizations, filings, registrations or qualifications (A) which shall have been obtained or made prior to the Effective Date or (B) as may be required to be obtained or made under applicable state Blue Sky or securities laws in connection with the offer or the issuance or sale of the Securities under the Underwriting Agreement;

              [(XIII) THE COMPANY AND EACH OF THE SUBSIDIARIES POSSESS ALL LICENSES,

          CERTIFICATES, AUTHORIZATIONS AND PERMITS ISSUED BY, AND HAVE MADE ALL DECLARATIONS AND FILINGS WITH, THE APPROPRIATE FEDERAL, STATE OR FOREIGN REGULATORY AGENCIES OR BODIES WHICH ARE REQUIRED OR NECESSARY FOR THE OWNERSHIP OF THEIR RESPECTIVE PROPERTIES OR THE CONDUCT OF THEIR RESPECTIVE BUSINESSES AS DESCRIBED IN THE PROSPECTUS, EXCEPT WHERE THE FAILURE TO POSSESS OR MAKE THE SAME WOULD NOT, SINGULARLY OR IN THE AGGREGATE, HAVE A MATERIAL ADVERSE EFFECT, AND NEITHER THE COMPANY NOR ANY OF ITS SUBSIDIARIES HAS RECEIVED NOTIFICATION OF ANY REVOCATION OR MODIFICATION OF ANY SUCH LICENSE, CERTIFICATE, AUTHORIZATION OR PERMIT OR HAS ANY REASON TO BELIEVE THAT ANY SUCH LICENSE, CERTIFICATE, AUTHORIZATION OR PERMIT WILL NOT BE RENEWED IN THE ORDINARY COURSE.]

               (xiv) SCHEDULE I attached hereto contains a true list of all jurisdictions in which NAICO is licensed to transact insurance business and the lines of business for which NAICO is licensed in each jurisdiction. [NAICO OWNS OR VALIDLY HOLDS SUCH INSURANCE LICENSES, WHICH ARE VALID AND IN FULL FORCE AND EFFECT.] To our knowledge, no such license to transact insurance business is the subject of a pending proceeding for suspension or revocation or any similar proceeding nor is any such suspension or revocation threatened in writing by any such licensing authority.

               (xv) to the knowledge of such counsel, there are no pending actions or suits or judicial, arbitral, administrative or other proceedings to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which (A) singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or (B) questions the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to the knowledge of such counsel, no such proceedings have been threatened in writing by governmental authorities or threatened by others;

               (xvi) neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder, without taking account of any exemption under the Investment Company Act arising out of the number of holders of the Company's securities;

               (xvii) As of the date of the Prospectus and as of the Delivery Date, the description of the litigation involving the CenTra Group set forth under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of OperationsCCenTra Litigation," and "Legal Proceedings" of the Prospectus did not contain and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Such counsel shall also state that they have participated in conferences with representatives of the Company, representatives of its independent accountants and representatives of the Underwriter and their counsel at which conferences the contents of the Prospectus were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of statements contained in the Prospectus (except to the limited extent expressly stated in paragraph (iv) and (xvi) above), nothing has come to the attention of such counsel to cause such counsel to believe that either (i) the Registration Statement contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements contained therein, as to which such counsel need express no belief) or (ii) the Prospectus contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements contained therein, as to which such counsel need express no belief).

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials which are furnished to the Underwriter.

                                                                         ANNEX B


                        [Form of Initial Comfort Letter]


          The Company shall have furnished to the Underwriter a letter of Deloitte & Touche, LLP, addressed to the Underwriter and dated the date of the Underwriting Agreement, in form and substance satisfactory to the Underwriter, substantially to the effect set forth below:

               (i) they are independent certified public accountants with respect to the Company within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings;

               (ii) in their opinion, the audited financial statements and financial statement schedules included in the Registration Statement and reported on by them comply in form in all material respects with the accounting requirements of the Securities Act and the related published rules and regulations of the Commission thereunder that apply to the Registration Statement;

               (iii) based upon a reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and certain other limited procedures requested by the Underwriter and described in detail in such letter, nothing has come to their attention that causes them to believe that the information included under the headings "Summary--Summary Consolidated Financial Data," "Capitalization," "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business" is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Registration Statement;

               (iv) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the [DECEMBER 31, 1998,] audited balance sheet included in the Registration Statement or
          (B) for the period from [JANUARY 1, 1999,] to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in direct premiums written and assumed, net premiums earned, EBITDA or net income, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriter; and

              [(V)    FOR PURPOSES OF THIS LETTER WE HAVE READ THE 1999 MINUTES
          OF THE STOCKHOLDERS, THE BOARD OF DIRECTORS, AND [INCLUDE OTHER APPROPRIATE COMMITTEES, IF ANY] OF THE COMPANY AND ITS SUBSIDIARIES AS SET FORTH IN THE MINUTE BOOKS AT JUNE 23, 1999 [OR JULY 20, 1999], OFFICIALS OF THE COMPANY HAVING ADVISED US THAT THE MINUTES OF ALL SUCH MEETINGS THROUGH THAT DATE WERE SET FORTH THEREIN; WE HAVE CARRIED OUT OTHER PROCEDURES TO JUNE 23, 1999 [OR JULY 20, 1999] AS FOLLOWS (OUR WORK DID NOT EXTEND TO THE PERIOD FROM JUNE 24, 1999, TO JUNE 28, 1999, INCLUSIVE [ OR JULY 21, 1999, TO JULY 25, 1999]:

          WITH RESPECT TO THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998, WE HAVE:

                    (A) PERFORMED THE PROCEDURES SPECIFIED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FOR A REVIEW OF INTERIM FINANCIAL INFORMATION AS DESCRIBED IN SAS NO. 71, INTERIM FINANCIAL INFORMATION, ON THE UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 1999, AND UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME, RETAINED EARNINGS (STOCKHOLDERS' EQUITY), AND CASH FLOWS FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998, INCLUDED IN THE REGISTRATION STATEMENT.

                    (B) INQUIRED OF CERTAIN OFFICIALS OF THE COMPANY WHO HAVE RESPONSIBILITY FOR FINANCIAL AND ACCOUNTING MATTERS WHETHER THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS REFERRED TO IN (V)(A) COMPLY AS TO FORM IN ALL MATERIAL RESPECTS WITH THE APPLICABLE ACCOUNTING REQUIREMENTS OF THE ACT AND THE RELATED PUBLISHED RULES AND REGULATIONS.

               (VI) WITH RESPECT TO THE PERIOD FROM APRIL 1, 1999 TO MAY 31, 1999 [OR THE SIX-MONTH PERIODS ENDED JUNE 30, 1999 AND 1998], WE HAVE:

                    (A) READ THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS1 OF THE COMPANY AND SUBSIDIARIES FOR APRIL AND MAY OF BOTH 1998 AND 1999 FURNISHED US BY THE COMPANY, OFFICIALS OF THE COMPANY HAVING ADVISED US THAT NO SUCH FINANCIAL STATEMENTS AS OF ANY DATE OR FOR ANY PERIOD SUBSEQUENT TO MAY 31, 1999, WERE AVAILABLE.

----------
(1) If the interim financial information is incomplete, a sentence similar to the following should be added: "The financial information for April and May is incomplete in that it omits the statements of cash flows and other disclosures."

          [OR  (A)  READ THE UNAUDITED AMOUNTS FOR SALES, NET INCOME, AND
                    EARNINGS PER SHARE FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1999 AND 1998, AS SET FORTH IN PARAGRAPH (IDENTIFY LOCATION).

               (B) PERFORMED THE PROCEDURES SPECIFIED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FOR A REVIEW OF INTERIM FINANCIAL INFORMATION AS DESCRIBED IN SAS NO. 71, INTERIM FINANCIAL INFORMATION, ON THE UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 1999, AND UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME, RETAINED EARNINGS (STOCKHOLDERS' EQUITY), AND CASH FLOWS FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1999 AND 1998, FROM WHICH THE UNAUDITED AMOUNTS REFERRED TO IN (VI)(A) ARE DERIVED.] ]

               (B) [OR (C)] INQUIRED OF CERTAIN OFFICIALS OF THE COMPANY WHO HAVE RESPONSIBILITY FOR FINANCIAL AND ACCOUNTING MATTERS WHETHER THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS REFERRED TO IN (VI)(A) ARE STATED ON A BASIS SUBSTANTIALLY CONSISTENT WITH THAT OF THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THE REGISTRATION STATEMENT.

          THE FOREGOING PROCEDURES DO NOT CONSTITUTE AN AUDIT CONDUCTED IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS. ALSO, THEY WOULD NOT NECESSARILY REVEAL MATTERS OF SIGNIFICANCE WITH RESPECT TO THE COMMENTS IN THE FOLLOWING PARAGRAPH. ACCORDINGLY, WE MAKE NO REPRESENTATIONS REGARDING THE SUFFICIENCY OF THE FOREGOING PROCEDURES FOR YOUR PURPOSES.

          (VII) NOTHING CAME TO OUR ATTENTION AS A RESULT OF THE FOREGOING PROCEDURES, HOWEVER, THAT CAUSED US2 TO BELIEVE THAT:

          (A) (1) ANY MATERIAL MODIFICATIONS SHOULD BE MADE TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS DESCRIBED IN
                    (V)(A), INCLUDED IN THE REGISTRATION STATEMENT, FOR THEM TO BE IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.3

----------
(2) If there had been a change in accounting principle during the interim period, a reference to that change should be included herein.

(3) SAS No. 71 does not require the accountants to modify the report on a review of interim financial information for a lack of consistency in the application of accounting principles provided that the interim financial information appropriately discloses such matters.

               (2) THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS DESCRIBED IN (V)(A) DO NOT COMPLY AS TO FORM IN ALL MATERIAL RESPECTS WITH THE APPLICABLE ACCOUNTING REQUIREMENTS OF THE ACT AND THE RELATED PUBLISHED RULES AND REGULATIONS.

          (B) (1) AT MAY 31, 1999, THERE WAS ANY CHANGE IN THE CAPITAL STOCK, INCREASE IN LONG-TERM DEBT, OR DECREASE IN CONSOLIDATED NET CURRENT ASSETS OR STOCKHOLDERS' EQUITY OF THE CONSOLIDATED COMPANIES AS COMPARED WITH AMOUNTS SHOWN IN THE MARCH 31, 1999, UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET INCLUDED IN THE REGISTRATION STATEMENT, OR (2)FOR THE PERIOD FROM APRIL 1, 1999, TO MAY 31, 1999, THERE WERE ANY DECREASES, AS COMPARED TO THE CORRESPONDING PERIOD IN THE PRECEDING YEAR, IN CONSOLIDATED NET SALES OR IN THE TOTAL OR PER-SHARE AMOUNTS OF INCOME BEFORE EXTRAORDINARY ITEMS OR OF NET INCOME, EXCEPT IN ALL INSTANCES FOR CHANGES, INCREASES, OR DECREASES THAT THE REGISTRATION STATEMENT DISCLOSES HAVE OCCURRED OR MAY OCCUR.

                         [OR AT JUNE 30, 1999, THERE WAS ANY CHANGE IN THE CAPITAL STOCK, INCREASE IN LONG-TERM DEBT OR ANY DECREASES IN CONSOLIDATED NET CURRENT ASSETS OR STOCKHOLDERS' EQUITY OF THE CONSOLIDATED COMPANIES AS COMPARED WITH AMOUNTS SHOWN IN THE MARCH 31, 1999, UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET INCLUDED IN THE REGISTRATION STATEMENT, EXCEPT IN ALL INSTANCES FOR CHANGES, INCREASES, OR DECREASES THAT THE REGISTRATION STATEMENT DISCLOSES HAVE OCCURRED OR MAY OCCUR.]

          AS MENTIONED IN (VI), COMPANY OFFICIALS HAVE ADVISED US THAT NO CONSOLIDATED FINANCIAL STATEMENTS AS OF ANY DATE OR FOR ANY PERIOD SUBSEQUENT TO MAY 31, 1999 [OR JUNE 30, 1999], ARE AVAILABLE; ACCORDINGLY, THE PROCEDURES CARRIED OUT BY US WITH RESPECT TO CHANGES IN FINANCIAL STATEMENT ITEMS AFTER MAY 31, 1999 [OR JUNE 30, 1999], HAVE, OF NECESSITY, BEEN EVEN MORE LIMITED THAN THOSE WITH RESPECT TO THE PERIODS REFERRED TO IN (V). WE HAVE INQUIRED OF CERTAIN OFFICIALS OF THE COMPANY WHO HAVE RESPONSIBILITY FOR FINANCIAL AND ACCOUNTING MATTERS WHETHER (A) AT JUNE 23, 1999
[OR JULY 20, 1999], THERE WAS ANY CHANGE IN THE CAPITAL STOCK, INCREASE IN LONG-TERM DEBT OR ANY DECREASES IN CONSOLIDATED NET CURRENT ASSETS OR STOCKHOLDERS' EQUITY OF THE CONSOLIDATED COMPANIES AS COMPARED WITH AMOUNTS SHOWN ON THE MARCH 31, 1999, UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

----------
(3) SAS No. 71 does not require the accountants to modify the report on a review of interim financial information for a lack of consistency in the application of accounting principles provided that the interim financial information appropriately discloses such matters.

INCLUDED IN THE REGISTRATION STATEMENT OR (B) FOR THE PERIOD FROM APRIL 1, 1999, TO JUNE 23, 1999 [OR JULY 1, 1999 TO JULY 20, 1999], THERE WERE ANY DECREASES, AS COMPARED WITH THE CORRESPONDING PERIOD IN THE PRECEDING YEAR, IN CONSOLIDATED NET SALES OR IN THE TOTAL OR PER-SHARE AMOUNTS OF INCOME BEFORE EXTRAORDINARY ITEMS OR OF NET INCOME. ON THE BASIS OF THESE INQUIRIES AND OUR READING OF THE MINUTES AS DESCRIBED IN (IV OR V?), NOTHING CAME TO OUR ATTENTION THAT CAUSED US TO BELIEVE THAT THERE WAS ANY SUCH CHANGE, INCREASE, OR DECREASE, EXCEPT IN ALL INSTANCES FOR CHANGES, INCREASES, OR DECREASES THAT THE REGISTRATION STATEMENT DISCLOSES HAVE OCCURRED OR MAY OCCUR.]

               (v) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement agrees with the accounting records of the Company, excluding any questions of legal interpretation.